UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2016 (June 15, 2016)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 15, 2016, Judge Benjamin Goldgar approved the request by the debtors in the Chapter 11 bankruptcy proceedings of Caesars Entertainment Operating Company, Inc. to stay the parent guarantee actions being pursued against parent Caesars Entertainment Corporation (“Caesars”) through August 29, 2016. Spokespersons for Caesars indicate that: “We are pleased that Judge Goldgar’s ruling temporarily removes the threat of pending guarantee litigation against Caesars Entertainment Corp., so that we can focus our energies on resolving this case. We are committed to working closely with the creditor groups to gain their support for a restructuring agreement that provides the greatest recoveries to creditors and positions the business to continue to operate and grow substantially.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 15, 2016    By:    /s/ SCOTT E. WIEGAND

Name:	Scott E. Wiegand

Title:	Senior Vice President, Deputy General Counsel and
Corporate Secretary